Exhibit 99.(d)(1)(e)

AMENDMENT NO. 4

TO THE

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of February 28, 2022, amends the Amended and Restated Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, between AIM International Mutual Funds (Invesco International Mutual Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the following Fund’s names:

FUND NAME	NEW FUND NAME
Invesco International Growth Fund	Invesco EQV International Equity Fund
Invesco Asia Pacific Growth Fund	Invesco EQV Asia Pacific Equity Fund
Invesco European Growth Fund	Invesco EQV European Equity Fund

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“ APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement

Invesco Advantage International Fund	May 24, 2019

Invesco EQV Asia Pacific Equity Fund	November 25, 2003

Invesco EQV European Equity Fund	November 25, 2003

Invesco Global Focus Fund	May 24, 2019

Invesco Global Fund	May 24, 2019

Invesco Global Growth Fund	November 25, 2003

Invesco Global Opportunities Fund	May 24, 2019

Invesco International Core Equity Fund	November 25, 2003

Invesco International Equity Fund	May 24, 2019

Invesco EQV International Equity Fund	November 25, 2003

Invesco International Select Equity Fund	December 21, 2015

Invesco International Small-Mid Company Fund	May 24, 2019

Invesco MSCI World SRI Index Fund	June 30, 2016

Invesco Oppenheimer International Growth Fund	May 24, 2019

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Advantage International Fund

Net Assets	Annual Rate**
First $500 million	0.49%
Next $500 million	0.47%
Next $4 billion	0.44%
Over $5 billion	0.42%

Invesco EQV Asia Pacific Equity Fund

Invesco EQV European Equity Fund

Invesco International Select Equity Fund

Invesco EQV International Equity Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $250 million	0.91%
Next $500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Global Focus Fund*

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.72%

Invesco Global Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $2.5 billion	0.63%
Next $2.5 billion	0.60%
Next $4 billion	0.58%
Next $8 billion	0.56%
Over $23 billion	0.54%

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Global Growth Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%

Invesco Global Opportunities Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $4 billion	0.63%
Over $10 billion	0.61%

Invesco International Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.65%
From $1 billion	0.55%
From $2 billion	0.45%
From $4 billion	0.40%
From $6 billion	0.375%
From $8 billion	0.35%

Invesco International Equity Fund*

Net Assets	Annual Rate
First $500 million	0.85%
Next $500 million	0.75%
Next $1 billion	0.70%
Next $3 billion	0.67%
Over $5 billion	0.65%

Invesco International Small-Mid Company Fund*

Net Assets	Annual Rate
First $500 million	1.00%
Next $500 million	0.95%
Next $4 billion	0.92%
Next $5 billion	0.90%
Next $10 billion	0.88%
Over $20 billion	0.87%

Invesco MSCI World SRI Index Fund

Net Assets	Annual Rate
First $25 million	0.65%
Over $25 million	0.60%

Invesco Oppenheimer International Growth Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $3 billion	0.67%
Next $5 billion	0.65%
Next $10 billion	0.63%
Next $10 billion	0.61%
Over $30 billion	0.59%

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

Invesco MSCI World SRI Index Fund’s fee was changed in connection with its repositioning and the June 29, 2020 Amendment reflects this change. Will revise the next Amendment to reflect accurate fee schedule.
First $2 billion 0.14%
Over $2 billion 0.12%

* The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date first written above.

AIM INTERNATIONAL MUTUAL FUNDS
(INVESCO INTERNATIONAL MUTUAL FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Chief Legal Officer, Senior Vice President & Secretary

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary